UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

COMPLETE GENOMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34939	20-3226545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2071 Stierlin Court

Mountain View, California 94043

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 943-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to approval by the Compensation Committee of the Board of Directors of Complete Genomics, Inc. (the “Company), the Company increased the base salary of Ajay Bansal, the Company’s Senior Vice President and Chief Financial Officer, by approximately 10%, from $285,000 to $313,500 per year, with such increase retroactive to January 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2012	COMPLETE GENOMICS, INC.

	By:	/s/ Clifford A. Reid
Clifford A. Reid
Chief Executive Officer